Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2026 Third QUARTER RESULTS

THE WOODLANDS, TX – December 9, 2025 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2026 third quarter ended October 31, 2025.

Revenues for the third quarter of fiscal 2026 were approximately $9.7 million compared to $13.6 million for the second quarter of fiscal 2026 and $12.1 million for the third quarter of fiscal 2025.

The Company reported an operating income of $774,000 for the third quarter of fiscal 2026 compared to operating income of $2.7 million for the second quarter of fiscal 2026 and operating income of $1.9 million for the third quarter of fiscal 2025. Net income for the third quarter of fiscal 2026 amounted to $62,000 compared to net income of $1.9 million for the second quarter of fiscal 2026 and net income of approximately $1.3 million for the third quarter of fiscal 2025. Net income attributable to common stockholders was $62,000, or $0.01 per share for the third quarter of fiscal 2026 compared to net income attributable to common stockholders of $1.9 million, or $0.24 per share for the second quarter of fiscal 2026 and net income attributable to common stockholders of $15.7 million or $2.87 per share for the third quarter of fiscal 2025 (after the effect of the conversion of preferred stock into common stock). In computing net income per common share, approximately 8,046,000 shares were outstanding for the third quarter of fiscal 2026 and 7,969,000 shares were outstanding for the second quarter of fiscal 2026 compared to approximately 5,473,000 shares during the 2025 fiscal third quarter.

Adjusted EBITDA for the third quarter of fiscal 2026 was approximately $1.3 million compared to $3.1 million for the second quarter of fiscal 2026 and $2.0 million for the third quarter of fiscal 2025.

The backlog of Marine Technology Products related to our Seamap segment was approximately $7.2 million as of October 31, 2025 compared to $12.8 million at July 31, 2025 and $26.2 million at October 31, 2024. However, subsequent to October 31, 2025 the Company received additional orders totaling approximately $9.5 million.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “Our results for the third quarter were largely in line with our expectations. Although Seamap revenues moderated slightly from the second quarter, higher margin after-market activity was strong again this quarter and accounted for about 64% of our revenues in the first nine months of this fiscal year. This favorable after-market activity, along with our consistent execution, helped deliver another profitable quarter. Based on the anticipated delivery schedule of our backlog, recent and expected orders, we expect our fourth quarter to be improved from the third quarter.

“We continued to improve our liquidity and financial position during the third quarter. We generated positive adjusted EBITDA and positive cash flow from operating activities while raising approximately $11.0 million of cash through our ATM program during the quarter. We ended the quarter with almost $36.0 million in working capital, $19.4 million of which is cash. This working capital position equates to $4.00 per share of common stock and provides us tremendous flexibility to pursue growth opportunities.

“We believe we are positioned for a positive finish to fiscal 2026 and continue to maintain a clean, debt free, balance sheet with a simplified capital structure as we work to enhance stockholder value,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Wednesday December 10, 2025 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2026 third quarter results. To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time. Investors may also listen to the conference live on the MIND Technology website, http://mind-technology.com, by logging onto the site and clicking “Investor Relations”. A telephonic replay of the conference call will be available through December 17, 2025, and may be accessed by calling (201) 612-7415 and using passcode 13757391#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended October 31, 2025 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, and volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Adjusted EBITDA, which is a non-GAAP measure, is defined and reconciled to reported net income from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.

Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	October 31, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$19,387	$5,336
Accounts receivable, net of allowance for credit losses of $332 at each of October 31, 2025 and January 31, 2025	10,607	11,817
Inventories, net	11,713	13,745
Prepaid expenses and other current assets	1,074	1,217
Total current assets	42,781	32,115
Property and equipment, net	1,168	890
Operating lease right-of-use assets	1,267	1,320
Intangible assets, net	1,888	2,308
Deferred tax asset	240	87
Total assets	$47,344	$36,720
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,698	$2,558
Deferred revenue	170	189
Customer deposits	390	1,603
Accrued expenses and other current liabilities	1,454	1,245
Income taxes payable	2,422	2,473
Operating lease liabilities - current	682	577
Total current liabilities	6,816	8,645
Operating lease liabilities - non-current	585	743
Total liabilities	7,401	9,388
Stockholders’ equity:
Common stock, $0.01 par value; 40,000 shares authorized; 8,974 shares issued and outstanding at October 31, 2025 and 7,969 shares issued and outstanding at January 31, 2025	90	80
Additional paid-in capital	147,246	135,666
Accumulated deficit	(107,427)	(108,448)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	39,943	27,332
Total liabilities and stockholders’ equity	$47,344	$36,720

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2025	2024	2025	2024
Revenues:
Sales of marine technology products	$9,688	$12,105	31,151	31,819
Cost of sales:
Sales of marine technology products	5,175	6,684	16,478	17,402
Gross profit	4,513	5,421	14,673	14,417
Operating expenses:
Selling, general and administrative	3,021	2,762	10,042	8,305
Research and development	506	562	1,197	1,352
Depreciation and amortization	212	221	654	724
Total operating expenses	3,739	3,545	11,893	10,381
Operating income	774	1,876	2,780	4,036
Other income (expense):
Other, net	4	(189)	(79)	320
Total other income (expense)	4	(189)	(79)	320
Income before income taxes	778	1,687	2,701	4,356
Provision for income taxes	(716)	(396)	(1,680)	(1,313)
Net income	$62	$1,291	$1,021	$3,043
Preferred stock dividends - undeclared	—	(368)	—	(2,262)
Effect of preferred stock conversion	—	14,785	—	14,785
Net income attributable to common stockholders	$62	$15,708	$1,021	$15,566
Net income per common share - Basic and diluted	$0.01	$2.87	$0.13	$5.62
Shares used in computing net income per common share:
Basic and diluted	8,046	5,473	7,980	2,772

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Nine Months Ended October 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,021	$3,043
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	653	724
Stock-based compensation	836	141
Provision for inventory obsolescence	45	67
Gross profit from sale of other equipment	—	(457)
Deferred tax benefit	(153)	—
Changes in:
Accounts receivable	1,228	(3,006)
Unbilled revenue	(20)	164
Inventories	1,986	(3,944)
Prepaid expenses and other current and long-term assets	145	2,076
Income taxes receivable and payable	(51)	(24)
Accounts payable, accrued expenses and other current liabilities	(652)	98
Deferred revenue and customer deposits	(1,235)	(289)
Net cash provided by (used in) operating activities	3,803	(1,407)
Cash flows from investing activities:
Purchases of property and equipment	(512)	(213)
Sale of other equipment	—	457
Net cash (used in) provided by investing activities	(512)	244
Cash flows from financing activities:
Preferred stock conversion transaction costs	—	(619)
Net proceeds from issuance of common stock	10,754	—
Net cash provided by (used in) financing activities	10,754	(619)
Effect of changes in foreign exchange rates on cash and cash equivalents	6	(2)
Net change in cash and cash equivalents	14,051	(1,784)
Cash and cash equivalents, beginning of period	5,336	5,289
Cash and cash equivalents, end of period	$19,387	$3,505

MIND TECHNOLOGY, INC.

Reconciliation of Net Income and Net Cash Used in Operating Activities to EBITDA and

Adjusted EBITDA from Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2025	2024	2025	2024
Reconciliation of Net income to EBITDA and Adjusted EBITDA	(in thousands)
Net income	$62	$1,291	$1,021	$3,043
Depreciation and amortization	212	221	654	724
Provision for income taxes	716	396	1,680	1,313
EBITDA (1)	990	1,908	3,355	5,080
Stock-based compensation	283	47	836	141
Adjusted EBITDA (1)	$1,273	$1,955	$4,191	$5,221
Reconciliation of Net Cash (Used in) Provided by Operating Activities to EBITDA
Net cash (used in) provided by operating activities	$894	$2,288	$3,803	$(1,407)
Stock-based compensation	(283)	(47)	(836)	(141)
Provision for inventory obsolescence	(15)	(22)	(45)	(67)
Changes in accounts receivable	(319)	(115)	(1,208)	2,842
Taxes paid, net of refunds	854	473	1,903	1,411
Gross profit from sale of other equipment	—	—	—	457
Changes in inventory	(90)	(1,798)	(1,986)	3,944
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	42	2,161	1,887	191
Changes in prepaid expenses and other current and long-term assets	(79)	(1,034)	(145)	(2,076)
Other	(14)	2	(18)	(74)
EBITDA (1)	$990	$1,908	$3,355	$5,080

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets and other non-cash tax related items. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.